SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 14, 2012

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
Incorporation or organization)		Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Corinthian Colleges, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 14, 2012 and there were present in person or by proxy 68,693,070 shares, representing 80.10% of the total outstanding shares eligible to vote at the Annual Meeting.  At the Annual Meeting, the Company’s stockholders elected ten directors to the Company’s Board of Directors, approved the amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) (which. among other things, increased the number of shares of the Company’s common stock available for issuance under the ESPP by 4,000,000 shares), ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for its fiscal year 2013, and approved, by a nonbinding advisory vote, the executive compensation paid by the Company to its named executive officers.

Item No. 1 :  Election of ten directors to serve for one year terms on the Board of Directors

Directors	For	Withheld	Broker Non-Votes
Paul R. St. Pierre	28,009,048	20,973,910	19,710,112
Linda Arey Skladany	30,498,085	18,484,873	19,710,112
Robert Lee	46,780,552	2,202,406	19,710,112
Jack D. Massimino	46,754,422	2,228,536	19,710,112
Alice T. Kane	46,196,741	2,786,217	19,710,112
Terry O. Hartshorn	46,788,902	2,194,056	19,710,112
Timothy J. Sullivan	46,324,480	2,658,478	19,710,112
Sharon P. Robinson	47,015,108	1,967,850	19,710,112
Hank Adler	46,784,621	2,198,337	19,710,112
John M. Dionisio	46,260,390	2,722,568	19,710,112

	For	Against	Abstain	Broker Non-Votes

Item No. 2 : Approval of the amendment and restatement of the ESPP, which authorizes the issuance of additional shares under such plan and certain other amendments described in the proxy statement	46,428,130	2,432,735	122,093	19,710,112

Item No. 3 : Ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending June 30, 2013	66,769,513	1,625,956	297,601	-0-

Item No. 4 : Approval, by a nonbinding advisory vote, of executive compensation paid by the Company to its named executive officers	41,687,476	5,585,596	1,709,886	19,710,112

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

November 19, 2012	/s/ Robert C. Owen
Robert C. Owen
Executive Vice President and
Chief Financial Officer